UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
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[ ]  Preliminary Proxy Statement
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     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

Chimera Investment Corporation
(Name of Registrant as Specified In Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 17, 2015

Dear Stockholder,

According to our latest records, we have not yet received your proxy for the important Annual Meeting of the stockholders of Chimera Investment Corporation to be held on December 10, 2015.  Your Board of Directors has unanimously recommended that stockholders return the enclosed proxy card voting FOR all of the proposals on the agenda.

Your vote is important, no matter how many or how few shares you may own.  Even if you have already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided to ensure that your votes are validly received prior to the Annual Meeting.

Thank you for your support.

Sincerely,
Matthew Lambiase
Chief Executive Officer and President

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.